As filed with the Securities and Exchange Commission on November 1, 1996
                                                  Registration No. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                              --------------------

                        Willis Lease Finance Corporation
             (Exact name of registrant as specified in its charter)

            California                                  68-0070656
   (State or other jurisdiction              (IRS Employer Identification No.)
 of incorporation or organization)

                           180 Harbor Drive, Suite 200
                           Sausalito, California 94965
               (Address of principal executive offices) (Zip Code)

                              --------------------

                      1996 Stock Option/Stock Issuance Plan
                          Employee Stock Purchase Plan
                            (Full title of the Plans)

                              --------------------

                              Charles F. Willis, IV
                             Chief Executive Officer
                        Willis Lease Finance Corporation
                           180 Harbor Drive, Suite 200
                           Sausalito, California 94965
           (Name and address, including zip code of agent for service)
                                 (415) 331-5281
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
================================================================================

                                                                   Proposed              Proposed
            Title of                                                Maximum               Maximum
           Securities                           Amount             Offering              Aggregate            Amount of
              to be                             to be                Price               Offering           Registration
           Registered                        Registered(1)        per Share(2)           Price(2)                Fee
           ----------                        -------------        ------------           ---------          ------------

1996 Stock Option/Stock Issuance Plan

Options to Purchase                             525,000               N/A                   N/A                  N/A
Common Stock

Common Stock,
no par value                                525,000 shares            $10               $5,250,000             $1,811


Employee Stock Purchase Plan

Common Stock,                                75,000 shares          $10.56               $750,000               $259
no par value
                                                                                         Aggregate Filing Fee $2,070

================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1996 Stock Option/Stock Issuance Plan and/or the Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Willis Lease Finance Corporation.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock of Willis Lease Finance Corporation on October 23, 1996, as reported by the Nasdaq National Market.

                                     PART II

               Information Required in the Registration Statement


Item 3.  Incorporation of Documents by Reference

         Willis Lease Finance Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

         (a) The Registrant's prospectus filed with the SEC pursuant to Rule 424(a) of the Securities Act of 1933, as amended (the "1933 Act"), in connection with the Registration Statement Number 333-5126-LA on Form SB-2 filed with the SEC on June 21, 1996, together with amendments thereto, in which there is set forth audited financial statements for the Registrant's fiscal year(s) ended December 31, 1995; and

         (b) The Registrant's Registration Statement No. 000-28774 on Form 8-A filed with the SEC on September 5, 1996, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.


         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities

         Not Applicable.


Item 5.  Interests of Named Experts and Counsel

         Not Applicable.


Item 6.  Indemnification of Directors and Officers

                  Section 317 of the California General Corporation Law (the "California Law") and Article III of the Company's Articles of Incorporation (the "Articles"), provide for the indemnification of directors, officers, and "agents" (as defined in Section 317 of the California Law) under certain circumstances. The Articles grant the Company the power to indemnify its directors, officers, and agents under certain circumstances to the extent permitted by California Law against certain expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of his or her position as a director, officer, employee or agent.

                  Section 317 of the California Law provides that a corporation has the power to purchase and maintain insurance on behalf of any agent of the corporation against any liabilities asserted against or incurred by the agent in such capacity. The Company plans to procure a directors' and officers' liability insurance policy insuring the Company's directors and officers against certain liabilities and expenses incurred by them in their capacities as such, and insuring the Company under certain circumstances, in the event that indemnification payments are made by the Company to such directors and officers.

                  Section 204(a)(11) of the California Law provides for the indemnification, subject to certain limitations, of directors, officers and agents for breach of their duty to a corporation and its shareholders in excess of that expressly permitted by Section 317 of the California Law.

                  The Company has entered into indemnification agreements with its directors and officers. These agreements provide substantially broader indemnity rights than those provided under the California Law and the Company's Bylaws. The indemnification agreements are not intended to deny or otherwise limit third-party or derivative suits against the Company or its directors or officers, but if a director or officer were entitled to indemnity or contribution under the indemnification agreement, the financial burden of a third-party suit would be borne by the Company, and the Company would not benefit from derivative recoveries against the director or officer. Such recoveries would accrue to the benefit of the Company, but would be offset by the Company's obligations to the director or officer under the indemnification agreement.


Item 7.  Exemption from Registration Claimed

         Not Applicable.


Item 8.  Exhibits

Number             Exhibit
------             -------
  4                Instruments Defining Rights of Stockholders.  Reference is made to Registrant's Registration
                   Statement No. 00-28774 on Form 8-A, which is incorporated herein by reference pursuant to Item 3(b).
  5                Opinion and consent of Brobeck, Phleger & Harrison LLP.
 23.1              Consent of KPMG Peat Marwick LLP, independent accountants.
 23.2              Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
 24                Power of Attorney.  Reference is made to page II-4 of this Registration Statement.
 99.1              1996 Stock Option/Stock Issuance Plan.
 99.2              Form of Notice of Grant of Stock Option.
 99.3              Form of Stock Option Agreement.
 99.4              Addendum to Stock Option Agreement - Involuntary Termination Following Corporate
                   Transaction.
 99.5              Addendum to Stock Option Agreement - Limited Stock Appreciation Rights.
 99.6              Addendum to Stock Option Agreement - Involuntary Termination Following Change in
                   Control.
 99.7              Notice of Grant of Non-Associate Director Automatic Stock Option - Initial.
 99.8              Notice of Grant of Non-Associate Director Automatic Stock Option - Annual.
 99.9              Automatic Stock Option Agreement.
 99.10             Form of Stock Issuance Agreement.
 99.11             Addendum to Stock Issuance Agreement - Involuntary Termination Following Corporate
                   Transaction.
 99.12             Addendum to Stock Issuance Agreement - Involuntary Termination Following Change in
                   Control.
 99.13             Employee Stock Purchase Plan.
 99.14             Form of Stock Purchase Agreement.
 99.15             Form of Enrollment/Change Form.


                                      II-2.

Item 9.  Undertakings

    A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1996 Stock Option/Stock Issuance Plan and/or the Employee Stock Purchase Plan.

    B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                      II-3.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sausalito, State of California, on this 21st day of October, 1996.

                                        WILLIS LEASE FINANCE CORPORATION


                                        By: /s/ Charles F. Willis
                                            ----------------------------
                                                Charles F. Willis, IV
                                                President


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

                  That the undersigned officers and directors of Willis Lease Finance Corporation, a California Corporation, do hereby constitute and appoint Charles F. Willis and Elliot M. Fischer, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                  Pursuant   to  the   requirements   of  the  1933  Act,   this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                    Title                              Date
---------                    -----                              ----

/s/ Charles F. Willis        President and Director             October 21, 1996
-------------------------    (Principal Executive Officer)
Charles F. Willis, IV


                                      II-4.

Signature                    Title                              Date
---------                    -----                              ----

/s/ Elliot M. Fischer        Chief Financial Officer            October 21, 1996
-------------------------    and Controller
Elliot M. Fischer            (Principal Financial Officer and
                             Principal Accounting Officer)



/s/ William L. McElfresh     Executive Vice President           October 21, 1996
-------------------------    and Director
William L. McElfresh




/s/ Ross K. Anderson         Director                           October 21, 1996
-------------------------
Ross K. Anderson





/s/ William M. LeRoy         Director                           October 21, 1996
-------------------------
William M. LeRoy





/s/ Willard H. Smith, Jr.    Director                           October 21, 1996
-------------------------
Willard H. Smith, Jr.

                                      II-5.

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.



                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933



                        WILLIS LEASE FINANCE CORPORATION


                                  EXHIBIT INDEX

Number         Exhibit
------         -------
  4            Instruments Defining Rights of Stockholders.  Reference is made to Registrant's Registration
               Statement No. 00-28774 on Form 8-A, which is incorporated herein by reference pursuant to Item 3(b).
  5            Opinion and consent of Brobeck, Phleger & Harrison LLP.
 23.1          Consent of KPMG Peat Marwick LLP, independent accountants.
 23.2          Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
 24            Power of Attorney.  Reference is made to page II-4 of this Registration Statement.
 99.1          1996 Stock Option/Stock Issuance Plan.
 99.2          Form of Notice of Grant of Stock Option.
 99.3          Form of Stock Option Agreement.
 99.4          Addendum to Stock Option Agreement - Involuntary Termination Following Corporate
               Transaction.
 99.5          Addendum to Stock Option Agreement - Limited Stock Appreciation Rights.
 99.6          Addendum to Stock Option Agreement - Involuntary Termination Following Change in
               Control.
 99.7          Notice of Grant of Non-Associate Director Automatic Stock Option - Initial.
 99.8          Notice of Grant of Non-Associate Director Automatic Stock Option - Annual.
 99.9          Automatic Stock Option Agreement.
 99.10         Form of Stock Issuance Agreement.
 99.11         Addendum to Stock Issuance Agreement - Involuntary Termination Following Corporate
               Transaction.
 99.12         Addendum to Stock Issuance Agreement - Involuntary Termination Following Change in
               Control.
 99.13         Employee Stock Purchase Plan.
 99.14         Form of Stock Purchase Agreement.
 99.15         Form of Enrollment/Change Form.